Exhibit 99.1

FOR IMMEDIATE RELEASE

Alimera Sciences Reports Fourth Quarter and 2020 Results

Fourth Quarter Highlights:

•	Consolidated Net Revenue of $13.8 Million Up 10% vs. Third Quarter of 2020
•	Consolidated Net Revenue Down 20% vs. Fourth Quarter of 2019 Due to COVID-19 Impact
•	Net Loss of $(1.0) Million vs. Net Income of $0.5 Million in Fourth Quarter of 2019
•	$1.1 Million Adjusted EBITDA vs. $2.6 Million Adjusted EBITDA in Fourth Quarter of 2019

Year End 2020 Highlights:

•	Consolidated Net Revenue of $50.8 Million
•	International Net Revenue Increased 20% vs. 2019
•	Net Loss of $(5.3) Million vs. Net Loss of $(10.4) Million in 2019
•	$3.5 Million Adjusted EBITDA vs. $21,000 Adjusted EBITDA in 2019

ATLANTA, February 24, 2021 -- Alimera Sciences, Inc. (Nasdaq: ALIM) (Alimera), a global pharmaceutical company that specializes in the commercialization and development of prescription ophthalmic pharmaceuticals for the treatment of retinal diseases, today announced financial results for the fourth quarter and full year 2020. Alimera will host a conference call on February 25, 2021, at 9:00 a.m. ET to discuss these results and provide an update on corporate developments.

“While Alimera continues to experience challenges due to the COVID-19 pandemic, we saw double digit sequential quarterly net revenue growth after the second quarter of 2020 and we delivered over $50 million in annual net revenue while maintaining positive adjusted EBITDA,” said Rick Eiswirth, Alimera’s President and Chief Executive Officer. “Additionally,  we were able to advance our key corporate objectives of continuing to execute our global expansion strategy for ILUVIEN and initiating and enrolling patients in our NEW DAY study, a landmark trial intended to position ILUVIEN as the preferred first-line treatment for diabetic macular edema.   With this progress, and the benefit of retaining our workforce throughout the pandemic, our primary objective is to resume our prior growth trajectory later this year as the COVID-19 pandemic begins to resolve.”

Fourth Quarter and Full Year 2020 Financial Results

Net Revenue for Q4 2020

Consolidated net revenue was down 20% to approximately $13.8 million for Q4 2020, compared to $17.3 million for Q4 2019, but was up 10% over Q3 2020.

U.S. net revenue decreased 22% to approximately  $7.4 million for Q4 2020 compared to U.S. net revenue of $9.5 million for Q4 2019 but increased 6% versus Q3 2020.  End user demand, which represents units purchased by physicians and pharmacies from our distributors, decreased 26% to 867 units during Q4 2020 compared to 1,164 units during Q4 2019 but increased 19% over Q3 2020.

The difference between GAAP revenue and end user demand is due to the timing of distributor purchases from Q4 2020 versus Q4 2019. During Q4 2019, our distributors purchased approximately the same number of units that were sold to end users. During Q4 2020, our distributors purchased approximately 6% more units than were sold to end users.

International net revenue decreased 18% to approximately $6.4 million for Q4 2020, compared to approximately $7.8 million for Q4 2019.  The decrease in international net revenue in Q4 2020 was due to strong distributor sales in Q4 2019 and the negative effect of the COVID-19 pandemic in Q4 2020 on both our direct and distributor markets.

Net Revenue for FY 2020

For 2020, consolidated net revenue decreased 6% to approximately $50.8 million, compared to approximately $53.9 million in 2019.

For 2020, U.S. net revenue decreased 23%, or approximately $7.5 million, to $24.8 million compared to $32.3 million in 2019.  The decrease was primarily attributable to the negative effect of the COVID-19 pandemic on our end user demand, which also decreased 23%  in 2020 to 3,075 units compared to 3,993 units for 2019.

For 2020, international net revenue increased 20% to approximately $26.0 million for 2020, compared to approximately $21.7 million in 2019.  The growth of revenue in the international segment was primarily due to expansion and growth into new and existing markets through our distributors.  Alimera also saw an increased sales volume in the markets where we sell direct.

Prospective Changes to Segment Presentation

Historically, Alimera has had three segments consisting of a U.S. Segment, an International Segment, and an Other Segment. Beginning in 2021, Alimera and its chief operating decision maker (Mr. Eiswirth, its CEO) have changed the way Alimera analyzes its business and its respective segments to provide increased transparency and comparability of the performance of the U.S. and International segments.

In future SEC filings and press releases relating to periods beginning January 1, 2021, Alimera will report segment results using this new approach. In the Annual Report on Form 10-K for 2020 that Alimera intends to file soon, Alimera will present its 2020 and 2019 segment information under the historical approach and also expects to provide pro forma information reflecting the new methodology to provide a preview of how it will work in practice when applied to periods beginning on January 1, 2021 and thereafter.

Operating Expenses

Total operating expenses were approximately $11.6 million for Q4 2020, compared to approximately $13.6 million for Q4 2019. Total operating expenses for 2020 were approximately $44.4 million compared to approximately $52.6 million in 2019. The decreases in total operating expenses were mainly attributable to reduced spending associated with the impact of the COVID-19 pandemic and included decreases in travel and entertainment costs, medical congresses and other marketing costs, and professional fees across all functional areas.

Net (Loss) Income

Net loss for Q4 2020 was $(1.0) million, compared to net income of approximately $0.5 million for Q4 2019. For 2020, net loss totaled approximately $(5.3) million compared to a  net loss of approximately $(10.4) million in 2019.

Basic and diluted net loss per share for Q4 2020 was approximately $(0.18) compared to basic and diluted net income per share of $0.08 for Q4 2019.

Basic and diluted net loss per share for 2020 was $(1.04) compared to basic and diluted net loss per share for 2019 of $(2.19).

Adjusted EBITDA

“Adjusted EBITDA,” a non-GAAP financial measure defined below, was approximately $1.1 million for Q4 2020,  compared to Adjusted EBITDA of approximately $2.6 million for Q4 2019. For 2020, Adjusted EBITDA was approximately $3.5  million compared to Adjusted EBITDA of approximately $21,000 for 2019.

Cash and Cash Equivalents

As of December 31, 2020, Alimera had cash and cash equivalents of approximately $11.2 million, compared to $11.3 million at September 30, 2020 and $9.4 million at December 31, 2019.

Definition of Non-GAAP Financial Measure

For purposes of this press release, “Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation expenses, net unrealized gains and losses from foreign currency exchange transactions, losses on extinguishment of debt and severance expenses. Please refer to the sections of this press release entitled “Non-GAAP Financial Measure” and “Reconciliation of GAAP Net Income or Loss to Non-GAAP Adjusted EBITDA.”

Conference Call to Be Held February 25, 2021

A live conference call will be hosted on February 25, 2021 at 9:00 a.m. EST by Rick Eiswirth, president and chief executive officer, and Phil Jones, chief financial officer, to discuss Alimera’s financial results and provide an update on corporate developments. Please refer to the information below for conference call dial-in information and webcast registration.

Conference date: Thursday, February 25, 2021 9:00 a.m. EST
Conference dial-in: 866-777-2509

International dial-in: 412-317-5413

Conference Call Name: Alimera Sciences (Nasdaq: ALIM) Fourth Quarter and Full Year 2020 Financial Results Conference Call
Conference Call Pre-registration: Participants are asked to pre-register for the call by navigating to: https://dpregister.com/sreg/10152084/e204bf9050

Please note that registered participants will receive their dial-in number upon registration and will dial directly into the call without delay. All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Alimera Sciences call.

The conference call will also be available through a live webcast which is also available through the company’s website.

Live Webcast URL: https://services.choruscall.com/links/alimera210225.html

A replay will be available on Alimera’s website, www.alimerasciences.com,  under “Investor Relations” one hour following the live call.

Conference Call replay: US Toll Free: 1-877-344-7529

International Toll: 1-412-317-0088

Canada Toll Free: 855-669-9658

Replay Access Code: 10152084

End Date: March 11, 2021

About Alimera Sciences, Inc.

www.alimerasciences.com

Alimera Sciences is a pharmaceutical company that specializes in the commercialization and development of prescription ophthalmic pharmaceuticals. Alimera is presently focused on diseases affecting the back of the eye, or retina, because these diseases are not well treated with current therapies and affect millions of people in our aging populations. For more information, please visit www.alimerasciences.com.

Non-GAAP Financial Measure

This press release contains a discussion of a non-GAAP financial measure, as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. Alimera reports its financial results in compliance with GAAP but believes that the non-GAAP measure of Adjusted EBITDA provides useful information to investors regarding Alimera’s operating performance. Alimera uses Adjusted EBITDA in the management of its business. Accordingly, Adjusted EBITDA for the three and twelve months ended December 31, 2020 and 2019 has been presented in certain instances excluding items identified in the reconciliations provided in the table entitled “Reconciliation of GAAP Net Income or Loss to non-GAAP Adjusted EBITDA.” GAAP net income or loss is the most directly comparable GAAP financial measure to Adjusted EBITDA.

Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies because not all companies may calculate Adjusted EBITDA in an identical manner. Therefore, Adjusted EBITDA is not necessarily an accurate measure of comparison between companies.

The presentation of Adjusted EBITDA is not intended to be considered in isolation or as a substitute for guidance prepared in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant elements required by GAAP to be recorded in Alimera’s financial statements. In addition, Adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgments by management in determining this non-GAAP financial measure.

Forward Looking Statements

This press release contains, and the conference call in which executives of Alimera will discuss this press release may include, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, Alimera’s expectations regarding resuming its prior growth trajectory later this year as the COVID-19 pandemic begins to resolve and the expected success of the NEW DAY study. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change these expectations, and could cause actual results to differ materially from those projected in these forward-looking statements. Meaningful factors that could cause actual results to differ include, but are not limited to, uncertainties associated with (a) the continued effects of COVID-19 on the ability or willingness of patients to visit their retina specialists for ILUVIEN injections, including current and future governmental orders and policies adopted by healthcare facilities to address the COVID-19 pandemic, and the duration of these limitations; (b) the recent resurgence of the pandemic in both Europe and the U.S.; (c) the emergence of COVID-19 variants that may increase the transmissibility of the coronavirus or be more deadly, or both; (d) the success or failure of the vaccine campaigns in Alimera’s markets; (e) when in fact the pandemic will subside enough to permit Alimera’s operations to return to its prior growth trajectory, and whether Alimera will be able to achieve that goal when given that opportunity; and (f) the possibility that the NEW DAY Study may (i) fail to demonstrate the efficacy of ILUVIEN as baseline therapy in patients with early diabetic macular edema (DME) or to generate data demonstrating the benefits of ILUVIEN when compared to the current leading therapy for DME, and (ii) take longer or be more costly to complete than we currently anticipate, as well as the other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of (i) Alimera’s Annual Report on Form 10-K for the year ended December 31, 2019, and (ii) Alimera’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, both of which are on file with the SEC and are available on the SEC’s website at http://www.sec.gov. Additional factors will also be described in those sections, and in the Summary of Principal Risk Factors section, of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2020, to be filed with the SEC soon. Alimera undertakes no obligation to publicly update or revise any of the forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as required by law. Therefore, you should not rely on these forward-looking statements as representing Alimera’s views as of any date after today.

For investor inquiries: For media inquiries: Scott Gordon Jules Abraham for Alimera Sciences for Alimera Sciences scottg@coreir.com julesa@coreir.com # # #

ALIMERA SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,
	2020	2019
	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$11,208	$9,426
Restricted cash	34	33
Accounts receivable, net	17,200	19,331
Prepaid expenses and other current assets	3,718	2,565
Inventory	2,746	1,390
Total current assets	34,906	32,745
NON-CURRENT ASSETS:
Property and equipment, net	1,638	940
Right of use assets, net	720	1,107
Intangible asset, net	12,838	14,783
Deferred tax asset	753	734
TOTAL ASSETS	$50,855	$50,309
CURRENT LIABILITIES:
Accounts payable	$7,461	$7,077
Accrued expenses	3,197	4,716
Paycheck Protection Program (PPP) loan	1,481	—
Finance lease obligations	209	255
Total current liabilities	12,348	12,048
NON-CURRENT LIABILITIES:
Notes payable	42,408	38,658
Finance lease obligations — less current portion	514	94
Other non-current liabilities	3,563	3,954
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIT:
Preferred stock:
Series A Convertible Preferred Stock	19,227	19,227
Series C Convertible Preferred Stock	—	11,117
Common stock	57	50
Additional paid-in capital	365,830	350,117
Common stock warrants	370	3,707
Accumulated deficit	(392,909)	(387,570)
Accumulated other comprehensive loss — foreign currency translation adjustments	(553)	(1,093)
TOTAL STOCKHOLDERS’ DEFICIT	(7,978)	(4,445)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$50,855	$50,309

ALIMERA SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2020 AND 2019

(in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)
NET REVENUE	$13,774	$17,348	$50,820	$53,943
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(1,992)	(2,273)	(6,941)	(6,626)
GROSS PROFIT	11,782	15,075	43,879	47,317
RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	2,506	2,670	9,668	10,992
GENERAL AND ADMINISTRATIVE EXPENSES	3,458	3,527	11,652	13,271
SALES AND MARKETING EXPENSES	4,985	6,784	20,384	25,687
DEPRECIATION AND AMORTIZATION	660	667	2,676	2,641
OPERATING EXPENSES	11,609	13,648	44,380	52,591
INCOME (LOSS) FROM OPERATIONS	173	1,427	(501)	(5,274)
INTEREST EXPENSE AND OTHER	(1,452)	(1,173)	(5,380)	(4,869)
UNREALIZED FOREIGN CURRENCY GAIN (LOSS), NET	179	51	474	(84)
NET (LOSS) INCOME BEFORE TAXES	(1,100)	305	(5,407)	(10,227)
BENEFIT (PROVISION) FOR TAXES	123	193	68	(216)
NET (LOSS) INCOME	$(977)	$498	$(5,339)	(10,443)
NET (LOSS) INCOME PER SHARE — Basic	$(0.18)	$0.08	$(1.04)	$(2.19)
WEIGHTED AVERAGE SHARES OUTSTANDING — Basic	5,387,937	4,897,005	5,117,656	4,770,204
WEIGHTED AVERAGE PARTICIPATING SHARES – Basic	—	1,278,170	—	—
TOTAL WEIGHTED AVERAGE SHARES OUTSTANDING — Basic	5,387,937	6,175,175	5,117,656	4,770,204
NET (LOSS) INCOME PER SHARE — Diluted	$(0.18)	$0.08	$(1.04)	$(2.19)
WEIGHTED AVERAGE SHARES OUTSTANDING — Diluted	5,387,937	4,920,794	5,117,656	4,770,204
WEIGHTED AVERAGE PARTICIPATING AND DILUTIVE SHARES – Diluted	—	1,278,170	—	—
TOTAL WEIGHTED AVERAGE SHARES OUTSTANDING — Diluted	5,387,937	6,198,964	5,117,656	4,770,204

RECONCILIATION OF GAAP MEASURES TO NON-GAAP ADJUSTED MEASURES

GAAP NET INCOME OR LOSS TO NON-GAAP ADJUSTED EBITDA

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(unaudited)
GAAP NET (LOSS) INCOME	$(977)	$498	$(5,339)	$(10,443)
Adjustments to net (loss) income:
Interest expense and other	1,452	1,173	5,380	4,869
(Benefit) provision for taxes	(123)	(193)	(68)	216
Depreciation and amortization	660	667	2,676	2,641
Stock-based compensation expenses	255	553	1,318	2,456
Unrealized foreign currency exchange (gains) losses	(179)	(51)	(474)	84
Severance expenses	—	—	—	198
NON-GAAP ADJUSTED EBITDA	$1,088	$2,647	$3,493	$21